UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2020

H.B. Fuller Company

(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(1) On January 15, 2020, the Compensation Committee of the Company approved changes to the design of the H.B. Fuller Company Management Short-Term Incentive Plan (the “STIP”) applicable to certain executive officers as attached to this Current Report on Form 8-K as Exhibit 10.1. The changes made include:

(i)	The Operating Income metric is replaced with Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”);
(ii)	Key Market metrics have been deleted for Executive Officers;
(iii)	The weighting of EBITDA is 35% and Net Revenue is 35%, while Earnings Per Share (“EPS”) remains at a weighting of 30%; and
(iv)	There are two plan designs: one for corporate positions (e.g., Chief Executive Officer and Chief Financial Officer) and one for executive officers in Operating Segments.

The changes to the STIP will be effective for any short-term incentive awards related to the Company’s 2020 fiscal year (or portion thereof, as applicable) and thereafter. The STIP provides an annual performance-based cash incentive opportunity for eligible employees. In general, the STIP design is based on financial metrics. The metrics will vary based on position and will generally include (i) EBITDA, (ii) net revenue and (iii) earnings per share. Each metric will have a target level of performance. Threshold and superior levels will be set for each metric. Payout will be determined for each metric based on performance relative to target. The target, threshold and superior levels of performance will be established at the beginning of each fiscal year. The foregoing description is qualified in its entirety by reference to the STIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(e)(2) On January 15, 2020, the Compensation Committee of the Company approved the following increase in compensation for James J. Owens, President and Chief Executive Officer of the Company after review of market information and in recognition of his performance:

•	Annual Base Salary effective February 1, 2020: $1,236,165, an increase of 5% in line with Company merit guidelines.

•

Effective January 15, 2020, the target value of Mr. Owens’ stock-based awards under the Company’s Annual and Long-Term Incentive Plan (the “LTIP”) was increased from 350% of his base salary to 400% of his base salary.

•

Mr. Owens’ incentive opportunity under the Company’s Management Short-Term Incentive Plan (the “STIP”) increased to a target incentive opportunity of 120% (from 110% in fiscal year 2019) of his base salary with a maximum incentive opportunity of up to 240% of his base salary under the STIP for the Company’s 2020 fiscal year.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	H.B. Fuller Company Management Short-Term Incentive Plan for Executive Officers
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2020

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

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